EXHIBIT 4.2



                         MORGAN STANLEY CAPITAL I INC.,
                                   Depositor,


                              CAPMARK FINANCE INC.,
                           as General Master Servicer,


                        PRUDENTIAL ASSET RESOURCES, INC.
                         as Prudential Master Servicer,


       CENTERLINE SERVICING INC., formerly known as ARCAP SERVICING INC., as Special Servicer,


                             WELLS FARGO BANK, N.A.,
                                   as Trustee,


                                       and


                       LASALLE BANK NATIONAL ASSOCIATION,
                   as Paying Agent and Certificate Registrar.


                         _______________________________

                                 FIRST AMENDMENT

                            Dated as of July 19, 2007

                                       TO

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2006
                        ________________________________

         Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12


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                                 FIRST AMENDMENT

            FIRST AMENDMENT dated as of July 19, 2007 ("First Amendment") by and among MORGAN STANLEY CAPITAL I INC., as depositor (the "Depositor"), CAPMARK FINANCE INC., formerly known as GMAC COMMERCIAL MORTGAGE CORPORATION, as a master servicer (the "General Master Servicer"), PRUDENTIAL ASSET RESOURCES, INC., as a master servicer (the "Prudential Master Servicer"), CENTERLINE SERVICING INC., formerly known as ARCAP SERVICING INC., as the special servicer (the "Special Servicer"), WELLS FARGO BANK, N.A., as trustee of the Trust (the "Trustee"), and LASALLE BANK NATIONAL ASSOCIATION, as paying agent and as certificate registrar ("Paying Agent"), to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement" or the "Agreement"), by and among the Depositor, the General Master Servicer, the Prudential Master Servicer, the Special Servicer, the Trustee and the Paying Agent.

            Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Pooling and Servicing Agreement.

                                    RECITALS

            WHEREAS, the Depositor, the General Master Servicer, the Prudential Master Servicer, the Special Servicer, the Trustee and the Paying Agent desire to amend the Pooling and Servicing Agreement;

            WHEREAS, Section 15.3 of the Pooling and Servicing Agreement permits the Agreement to be amended by the Depositor, the General Master Servicer, the Prudential Master Servicer, the Special Servicer, the Trustee and the Paying Agent to make any amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents); and

            NOW THEREFORE, in consideration of the mutual covenants contained herein, the Depositor, the General Master Servicer, the Prudential Master Servicer, the Special Servicer, the Trustee and the Paying Agent, hereby agree that the Pooling and Servicing Agreement shall be amended as follows:

            AMENDMENT SECTION 1.

            The definition of "Natick Mall Directing Holder" set forth in
Section 1.1 is hereby deleted in its entirety and replaced by the following:

            "Natick Mall Directing Holder" means the holder of the Natick Mall C Note; unless at the time of determination, each of the following conditions are satisfied:

            (i) (a)(1) the initial unpaid principal balance of the Natick Mall C Note as of the relevant date of determination minus (2) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the Natick Mall C Note, (y) any Appraisal Reduction in effect as of such date of determination that has been allocated to the Natick Mall C Note and (z) any realized losses allocated to the Natick Mall C Note pursuant to the Natick Mall Co-Lender Agreement and/or this Agreement is less than (b) 25% of (1) the initial unpaid principal balance of the Natick Mall C Note less, (2) any scheduled payments or prepayments of principal allocated to, and received on, the Natick Mall C Note; and

            (ii) the Natick Mall B Note has not been paid in full,

      then, the holder of the Natick Mall B Note shall be the Natick Mall Directing Holder; unless at the time of determination, each of the following conditions are satisfied:

            (i) (a)(1) the initial unpaid principal balance of the Natick Mall B Note as of the relevant date of determination minus (2) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the Natick Mall B Note, (y) any Appraisal Reduction in effect as of such date of determination that has been allocated to the Natick Mall B Note and (z) any realized losses allocated to the Natick Mall B Note pursuant to the Natick Mall Co-Lender Agreement and/or this Agreement is less than (b) 25% of (1) the initial unpaid principal balance of the Natick Mall B Note less, (2) any scheduled payments or prepayments of principal allocated to, and received on, the Natick Mall B Note; and

            (ii) the Natick Mall Mortgage Loan has not been paid in full,

      then, the Operating Adviser shall be the Natick Mall Directing Holder.

            AMENDMENT SECTION 2.

            A. Limited Effect. Except as expressly amended and modified by this First Amendment, the Pooling and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

            B. Counterparts. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            C. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York.


                   (SIGNATURES COMMENCE ON THE FOLLOWING PAGE)



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            IN WITNESS WHEREOF, the Depositor, the General Master Servicer, the
Prudential Master Servicer, the Special Servicer, the Trustee and the Paying Agent have caused their names to be signed hereto by their respective officers there unto duly authorized, all as of the day and year first above written.

                                       MORGAN STANLEY CAPITAL I INC.,
                                           as Depositor

                                       By: //s// Steven R. Maeglin
                                           Name: Steven R. Maeglin
                                           Title: Vice President

                                       CAPMARK FINANCE INC.,
                                           as General Master Servicer

                                       By: //s// Jillian M. Brittin
                                           Name: Jillian M. Brittin
                                           Title: Vice President

                                       PRUDENTIAL ASSET RESOURCES, INC.
                                           as Prudential Master Servicer

                                       By: //s// Keith A. Kehlbeck
                                           Name: Keith A. Kehlbeck
                                           Title: Vice President

                                       CENTERLINE SERVICING INC., formerly
                                           known as ARCAP SERVICING INC.,
                                           as Special Servicer

                                       By: //s// Paul Smyth
                                           Name: Paul Smyth
                                           Title: Senior Managing Director

                                       WELLS FARGO BANK, N.A.,
                                            as Trustee

                                       By: //s// Amy Mofsenson
                                           Name: Amy Mofsenson
                                           Title: Vice President

                                       LASALLE BANK NATIONAL
                                           ASSOCIATION,
                                           as Paying Agent and Certificate
                                           Registrar

                                       By: //s// Kathryn Hawkinson
                                           Name: Kathryn Hawkinson
                                           Title: Assistant Vice President